As filed with the Securities and Exchange Commission on December 1, 2000
                                                Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                          CORINTHIAN COLLEGES, INC.
           (Exact Name of Registrant as Specified in Its Charter)
                             ___________________

             Delaware                               33-0717312
 (State or Other Jurisdiction of                 (I.R.S. Employer
  Incorporation or Organization)               Identification No.)

                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707-5765
        (Address, Including Zip Code, of Principal Executive Offices)
                             ___________________

           Corinthian Colleges, Inc. Employee Stock Purchase Plan
                          (Full Title of the Plan)
                             ___________________

                               David G. Moore
                          Corinthian Colleges, Inc.
                      6 Hutton Centre Drive, Suite 400
                      Santa Ana, California 92707-5765
                               (714) 427-3000
    (Name, Address, Including Zip Code, and Telephone Number of Agent For
                                  Service)

                                  Copy to:

                              David A. Krinsky
                            O'Melveny & Myers LLP
                    610 Newport Centre Drive, Suite 1700
                       Newport Beach, California 92660

                             ___________________

                      CALCULATION  OF REGISTRATION  FEE

                               Proposed      Proposed
Title Of                       Maximum       Maximum
Securities      Amount         Offering      Aggregate         Amount Of
To Be           To Be          Price         Offering          Registration
Registered      Registered     Per Share     Price             Fee

Common Stock,   250,000(1)     $67.135(2)    $16,783,750(2)    $4,431(2)
par value       shares
$0.0001
per share

   (1)                  This Registration Statement covers, in addition
      to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the
      Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Corinthian
      Colleges, Inc. Employee Stock Purchase Plan (the "Plan") may
      become subject to the Plan.  The number of shares of Common Stock stated
      above is presented, and the registration fee was calculated, before giving effect to the registrant's stock dividend payable
      December 15, 	2000.


    (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock, on November 27, 2000, as reported on the Nasdaq
      National Market System and published in The Western Edition of the
      Wall Street Journal.

        The Exhibit Index for this Registration Statement is at page S-3.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Corinthian Colleges, Inc. (the
"Company") filed with the Commission are incorporated herein by reference:

     (a)  The Company's Annual Report on Form 10-K for the
          Company's fiscal year ended June 30, 2000, filed with the Commission on September 18, 2000;

     (b)  The Company's Quarterly Report on Form 10-Q for the
          Company's quarterly period ended September 30, 2000, filed with the Commission on November 14, 2000; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on January 21, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.0001 per share
(the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     The validity of the issuance of Common Stock registered hereby is passed on for the Company by Stan A. Mortensen. Mr. Mortensen is the General Counsel of the Company, is compensated by the Company as an employee, is the holder of options to acquire shares of Common Stock, and is eligible to participate in the Plan.

Item 6.  Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent provided by applicable law for any breach of the director's duty of loyalty to the Corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware
General Corporation Law (the "DGCL") or for any transaction from which such director derived an improper personal benefit. Under the DGCL, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, and (iv) for any transaction from which the director derives an improper personal benefit.
The effect of the provisions of the Company's Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director
(including breaches resulting from negligent or grossly negligent behavior), except as provided in the Company's Certificate of Incorporation and in the situations described in clauses (i) though (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent permitted by the DGCL.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page S-3.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i)  To include any prospectus required
          by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any
          facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                        (iii)    To include any material
          information with respect to the plan of distribution not previously disclosed in this Registration
          Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 30th day of November, 2000.



                              By: /s/ David G. Moore
                                 David G. Moore
                                 President, Chief Executive
                                 Officer, and Director



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David G. Moore and Stan A. Mortensen, or either of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature              Title                Date

/s/ David G. Moore      President, Chief       November 30, 2000
David G. Moore          Executive Officer and
                        Director (Principal
                        Executive Officer)

/s/ Paul R. St. Pierre  Executive Vice         November 30, 2000
Paul R. St. Pierre      President, Marketing
                        and Director


/s/ Dennis N. Beal      Executive Vice         November 30, 2000
Dennis N. Beal          President and Chief
                        Financial Officer
                        (Principal Financial
                        and Accounting
                        Officer)

/s/ Dr. Carol D'Amico   Director               November 30, 2000
Dr. Carol D'Amico

/s/ Jack D. Massimino   Director               November 28, 2000
Jack D. Massimino

/s/ Linda Arey Skladany Director               November 29, 2000
Linda Arey Skladany

/s/ Loyal Wilson        Director               November 30, 2000
Loyal Wilson


                          EXHIBIT INDEX

Exhibit
Number               Description of Exhibit


4.        Corinthian Colleges, Inc. Employee Stock Purchase
          Plan.

5.        Opinion of Company Counsel (opinion re legality).

23.1 Consent of Arthur Andersen LLP (consent of independent accountants).

23.2      Consent of Company Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this Registration
          Statement under "Signatures").

